UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2008

SED International Holdings, Inc..

(Exact name of Registrant as specified in its charter)

Georgia	0-16345	22-2715444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4916 North Royal Atlanta Drive, Tucker, Georgia	30084
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (770) 491-8962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5-CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective on March 31, 2008 (the “Effective Date”), SED International Holdings, Inc. (the “Company”) and Charles Marsh entered into an agreement (a copy of the agreement is attached as Exhibit 10.1 hereto) pursuant to which Mr. Marsh has stepped down from his position as Senior Vice President-Purchasing of SED International, Inc. (the wholly-owned operating subsidiary of the Company) and released the Company and its affiliates from any and all potential claims. In return, the Company agreed to pay him severance in an amount equal to twelve months of his then salary plus his unused vacation days in four equal quarterly instalments beginning on April 1, 2008 and to continue to pay its portion of the healthcare coverage premium for any continuing coverage available to Mr. Marsh pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 through March 31, 2009. (The aforementioned summary is qualified in its entirety by reference to the agreement filed as Exhibit 10.1 to this Report.)

SECTION 9-FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Agreement between SED International, Inc. and Charles Marsh.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

Dated: April 2, 2008	By:	/s/ Lyle Dickler
Lyle Dickler, Vice President of Finance